Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated October 1, 2022, and each included in this Post-Effective Amendment No. 194 to the Registration Statement (Form N-1A, File No. 33-65572) of USAA Mutual Funds Trust (the "Registration Statement").

We also consent to the incorporation by reference of our reports dated July 29, 2022, with respect to the financial statements and financial highlights of USAA Cornerstone Aggressive Fund, USAA Cornerstone Conservative Fund, USAA Cornerstone Equity Fund, USAA Cornerstone Moderate Fund, USAA Cornerstone Moderately Aggressive Fund, USAA Cornerstone Moderately Conservative Fund, USAA Emerging Markets Fund, USAA Government Securities Fund, USAA Growth and Tax Strategy Fund, USAA International Fund, USAA Precious Metals and Minerals Fund, USAA Sustainable World Fund, and USAA Treasury Money Market Trust (thirteen of the funds constituting USAA Mutual Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

San Antonio, Texas

September 27, 2022